                                                                  Exhibit 10.10


                      VOTING AND RIGHT OF FIRST OFFER AGREEMENT


          VOTING AND RIGHT OF FIRST OFFER AGREEMENT, dated as of November 30, 1999 (the "AGREEMENT"), between National Broadcasting Company, a Delaware corporation ("NBC"), and CNET, Inc., a Delaware corporation (together with its successors and permitted assigns, "CNET").

          WHEREAS, CNET, Xoom.com, Inc., a Delaware corporation ("XOOM"), Xenon 2, Inc., a Delaware corporation ("XENON 2"), and Xenon 3, Inc., a Delaware corporation, have entered into an Agreement and Plan of Contribution, Investment and Merger, dated as of May 9, 1999, as amended (the "XENON 2 MERGER AGREEMENT", capitalized terms not otherwise defined herein shall have the meaning given to them in the Xenon 2 Merger Agreement; and pursuant to which CNET will become a holder of shares of the Class A common stock, $.0001 par value, of Xenon 2 (the "COMPANY COMMON STOCK");

          WHEREAS, NBC, Neon Media Corporation, a Delaware corporation ("NMC"), Xenon 2 and Xoom have entered into an Agreement and Plan of Contribution, Investment and Merger, dated as of May 9, 1999, as amended (the "NMC MERGER AGREEMENT"), pursuant to which NMC will merge with and into Xenon 2; and

          WHEREAS, it is a condition to the closing of the transactions contemplated by the Xenon 2 Merger Agreement and the NMC Merger Agreement that NBC and CNET enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

                                      AGREEMENT

          1. REPRESENTATIONS AND WARRANTIES OF CNET. CNET represents and warrants to NBC as follows:

          (a) OWNERSHIP OF SECURITIES. Upon consummation of the transactions contemplated by the Xenon 2 Merger Agreement and the NMC Merger Agreement at the Effective Time, CNET will be the record and beneficial owner of, and have good and marketable title to, the number of shares of Company Common Stock (the "CLOSING DATE SECURITIES") (together with any shares of Company Common Stock hereafter acquired by CNET (including through the exercise of options or similar instruments), the "SUBJECT SECURITIES") set forth on the signature page to this Agreement. CNET does not own of record or beneficially any shares of capital stock of the Company on the date hereof other than the Closing Date Securities. CNET has sole voting power and sole power to issue instructions with respect to the voting of the Closing Date Securities and sole power of disposition of the Closing Date Securities..

          (b) POWER; BINDING AGREEMENT. CNET has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by CNET and constitutes a valid and binding agreement of

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                                                                            2

CNET, enforceable against CNET in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority or any other person or entity is necessary for the execution of this Agreement by CNET and the consummation by CNET of the transactions contemplated hereby, other than pursuant to the HSR Act or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent CNET from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by CNET nor the consummation by CNET of the transactions contemplated hereby nor compliance by CNET with any of the provisions hereof will conflict with or result in any breach of any applicable organizational documents or instruments applicable to CNET, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which CNET is a party or by which the Subject Securities may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to CNET as of the date hereof, other than such violations, breaches or defaults that would not reasonably be expected to prevent CNET from performing its obligations under this Agreement.

          2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any Takeover Proposal, Material Transaction Proposal or transaction or occurrence which if publicly proposed and offered to the Company and its stockholders (or any of them) would be the subject of a Takeover Proposal or Material Transaction Proposal (collectively, a "SUBJECT PROPOSAL"), and at every adjournment of any such meeting, and on every action or approval by written consent of the stockholders of the Company with respect to any Subject Proposal, CNET irrevocably agrees that it shall vote (or cause to be voted) all the Subject Securities that it beneficially owns on the record date of any such vote or action to ratify, approve and adopt any and all actions adopted or approved by NBC, and against any and all actions voted against by NBC. CNET shall not commit or agree to take any action inconsistent with the foregoing. As used herein, "MATERIAL TRANSACTION PROPOSAL" means any inquiry, proposal or offer from any Person relating to (i) the direct or indirect acquisition or purchase of 5% or more of the assets (based on the fair market value thereof) of Xenon 2 and its Subsidiaries, taken as a whole, or of 5% or more of any class of equity securities of Xenon 2 or any of its Subsidiaries or any tender offer or exchange offer (including by Xenon 2 or its Subsidiaries) that if consummated would result in any person beneficially owning 5% or more of any class of equity securities of Xenon 2 or any of its Subsidiaries, or
(ii) any merger, consolidation, business combination, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Xenon 2 or any of its Subsidiaries. As used herein, "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person relating to (A) any of the matters set forth in clause (i) of the definition of Material Transaction Proposal

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but replacing "5%" with "50%" each place "5%" is used in such definition, (B)
a sale of all or substantially all of the assets of Xenon 2 and its Subsidiaries or (C) a merger or consolidation of Xenon 2 as a result of which the stockholders of Xenon 2 immediately prior to such transaction would not beneficially own immediately after such transaction 50% or more of the resulting or surviving entity (or the parent thereof)

          3. IRREVOCABLE PROXY. CNET hereby grants to, and appoints NBC and the President and Treasurer of NBC and the Secretary of NBC, in their respective capacities as officers of NBC, and any individual who shall hereafter succeed to any such office of NBC, and any other designee of NBC, each of them individually, CNET's proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to the Subject Securities in accordance with Section 2 hereof. This proxy is coupled with an interest and shall be irrevocable, and CNET will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Subject Securities; provided that this proxy shall be automatically revoked without any further action on the part of NBC and CNET upon the termination of this Agreement pursuant to Section 14 hereof.

          4. REPRESENTATIONS AND WARRANTIES OF NBC. NBC represents and warrants, to CNET as follows:

          (a) POWER; BINDING AGREEMENT. NBC has full power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by NBC and constitutes a valid and binding agreement of NBC, enforceable against NBC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (b) NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority or any other person or entity is necessary for the execution of this Agreement by NBC and the consummation by NBC of the transactions contemplated hereby, other than pursuant to the HSR Act or any filing, permit, authorization, consent or approval, the failure of which to obtain would not reasonably be expected to prevent NBC from performing its obligations under this Agreement, and neither the execution and delivery of this Agreement by NBC nor the consummation by NBC of the transactions contemplated hereby nor compliance by NBC with any of the provisions hereof will conflict with or result in any breach of any organizational documents or instruments applicable to NBC, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which NBC is a party or by which NBC's respective properties or assets may be bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to NBC as of the date hereof, other than such

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                                                                            4

violations, breaches or defaults that would not reasonably be expected to prevent NBC from performing its respective obligations under this Agreement.
 .

          5.  COVENANTS OF CNET.  CNET hereby agrees and covenants that:

          (a) NO SOLICITATION. CNET shall not, and shall not authorize its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly, solicit, knowingly encourage (including by way of providing confidential information or data) or have any discussion or negotiate with any person or entity (other than NBC or any affiliate of NBC) concerning any proposal by such person or entity with respect to the Company that constitutes or could reasonably be expected to lead to a Subject Proposal. CNET will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by or on its behalf with respect to any of the foregoing.

          (b) RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE. CNET shall not, and shall not authorize any of its affiliates, partners, investment bankers, attorneys, agents or other advisors or representatives to, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities (or any interest therein), other than in accordance with the provisions of this Agreement and the Standstill Agreement, dated as of the date hereof, between CNET and Xenon 2; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; (iii) take any action that would have the effect of preventing or disabling CNET from performing its obligations under this Agreement; or (iv) commit or agree to take any of the foregoing actions.
CNET will not sell, transfer or otherwise dispose of any of the Subject Securities to any affiliate of CNET unless such agrees to be bound by the terms of this Agreement with respect to such Subject Securities as if it were CNET and delivers a written agreement to NBC to such effect.

          (c) FURTHER ASSURANCES. CNET will, from time to time, execute and deliver, or cause to be executed and delivered, without further consideration, such additional or further consents, documents and other instruments and take all such further actions as NBC may reasonably request for the purpose of effectuating the matters covered by this Agreement in the most expeditious manner practicable.

          6.  RIGHTS OF FIRST OFFER AND REOFFER.

          (a) If CNET at any time intends to transfer, sell, assign, exchange, mortgage, pledge, hypothecate or otherwise dispose of any Company Common Stock or any interest therein (other than pursuant to a merger, consolidation or reorganization to which the Company is a party or a tender offer approved by the Board of Directors of the Company) ("TRANSFER") to any Person other than NBC and its affiliates (a "THIRD PARTY"), CNET shall first give written notice (a "SELLER'S NOTICE") to NBC, stating CNET's intention to make such Transfer, the name of the proposed Third Party transferee (if the Transfer is to occur in a privately negotiated transaction),

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the number of shares of Company Common Stock to be transferred (the "OFFERED
SHARES"), the price or other consideration per share which CNET proposes to be paid for the Offered Shares by the Third Party (the "FIRST OFFER PRICE") and the other material terms upon which such Transfer is proposed. It being expressly understood that, with respect to proposed open market sales and sales pursuant to bona fide underwritten public offerings, CNET may indicate as the price in the Seller's Notice as the "then current market price" and such indication shall be sufficient for such notice. If the Seller's notice specifies the "then current market price" or that the sale will be made for non-cash consideration, then the First Offer Price will be the closing price for shares of Company Common Stock on the NASDAQ Stock Market on the day immediately preceding NBC's acceptance of CNET's offer. CNET will not include in any Seller's Notice more shares of Company Common Stock than the number of shares it anticipates it will sell during the next 60 days.

          (b) Upon receipt of the Seller's Notice (the "FIRST OFFER"), NBC shall have an irrevocable, non-transferable (other than to Affiliates) option to purchase all or any number of the Offered Shares at the First Offer Price. The option of NBC under this Section 6(b) shall be exercisable by written notice to CNET given within 7 days from receipt of the Seller's Notice. NBC may assign its rights under this Section 6 in whole or in part to the Company.

          (c) If NBC determines not to exercise its option to purchase the Offered Shares at the First Offer Price or determines to exercise its option to purchase less than all the Offered Shares, then CNET shall be free, for a period of 60 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 6(b) and (ii) the date CNET shall have received written notice from NBC stating that NBC intends not to exercise the option granted to it under the foregoing provisions of this Section 6 with respect to all the Offered Shares, to sell the Offered Shares as to which such options are not exercised to the Third Party transferee at a price equal to or greater than the First Offer Price and on substantially similar material terms as were contained in the First Offer, PROVIDED that the Transfer complies with the provisions of
Section 5(b).

          (d) In the event the proposed purchase price of a Third Party transferee for the Offered Shares is less than the First Offer Price (other than a reduction in the purchase price due to decreases in the market value of the Company Common Stock if the Offered Shares are proposed to be sold in the open market or pursuant to an underwritten offering) or is otherwise on terms that are different in any material respect from those set forth in the Seller's Notice, CNET shall not sell or otherwise transfer any of the Offered Shares unless CNET shall first reoffer the Offered Shares at such lesser price to NBC (the "REOFFER") by giving written notice (the "REOFFER NOTICE") to NBC, stating the items required to be included in the Seller's Notice, including CNET's intention to make such transfer at such lower price or on such different terms (the "REOFFER PRICE"). NBC shall then have an irrevocable, non-transferable (other than to Affiliates) option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section 6(b). In the event that NBC does not then elect to purchase all the remaining Offered Shares, or NBC elects to purchase less than all the remaining Offered Shares, the Offered Shares not so purchased may be sold by CNET within 60 days following the earlier of (i) the expiration of the option period with respect to the Reoffer pursuant to Section 6(b) or (ii) the date on which CNET shall have received written notice from NBC

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                                                                            6

stating that NBC intends not to exercise the option granted to it in this
Section 6(d) with respect to all of the remaining Offered Shares, at a price equal to or greater than the Reoffer Price, PROVIDED that the Transfer complies with the provisions of Section 5(b).

          (e) In the event that NBC does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or at the Reoffer Price, and CNET shall not have sold the remaining Offered Shares to a Third Party transferee for any reason before the expiration of the 30-day period described in Section 6(d) in the event of a Reoffer, or, if no Reoffer Notice is given, the 60-day period described in Section 6(c), then all of the provisions of this Section 6 shall again become applicable to any sales or transfers of Company Common Stock by CNET.

          (f) If NBC exercises its rights of first offer or reoffer hereunder, the closing of the purchase of the Offered Shares with respect to which such right has been exercised shall take place on the tenth day after the later of (i) the date NBC gives notice of such exercise and (ii) the expiration of such time as NBC may reasonably require in order to comply with applicable United States federal and state laws and regulations, which in no event shall be more than 30 days after the date specified in clause (i).
Upon exercise by NBC of its rights of first offer and reoffer under this
Section 6, NBC and CNET shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required, and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection therewith.

          (g) Notwithstanding anything herein to the contrary, (i) nothing herein shall prohibit or restrict CNET in any way from (A) pledging or hypothecating any Subject Securities to a financial institution in a bona fide financing transaction so long as CNET controls the voting of such Subject Securities prior to the occurrence of a default or (B) entering into hedging strategies or transactions such as, for example, the purchase and sale of puts, calls, options, straddles and other hedging mechanisms with respect to Subject Securities so long as the aggregate hedging transaction at any time outstanding with any Person and its affiliates do not relate to an aggregate number of shares of Common Stock in excess of 5% of the outstanding shares of Common Stock and Class B Common Stock of the Company at the time such transactions were entered into (or an equivalent position) and (ii) the transactions described in clause (i) shall not be a Transfer and shall not be subject to the Right of First Offer set forth in this Section 6.

          7. ENTIRE AGREEMENT; ASSIGNMENT; BENEFITS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Except as provided in the last sentence of Section 5(b), this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, each of NBC and CNET and their respective successors and permitted assigns.

          8. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when

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delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

        If to NBC:

        National Broadcasting Company
        30 Rockefeller Plaza
        New York, New York 10012
        Attention: Marty Yudkovitz

        Telecopy: (212) 661-5561

        With copies to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York  10017
        Attention: Richard Capelouto

        Telecopy: (212) 455-2502

        If to CNET:

        CNET, Inc.
        150 Chestnut Street
        San Francisco, California  94111
        Attention: Douglas N. Woodrum

        Telecopy:  (415) 395-9205

        with copies to:

        Hughes & Luce, L.L.P.
        1717 Main Street, Suite 2800
        Dallas, Texas  75201
        Attention: R. Clayton Mulford

        Telecopy: (214) 939-5849

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

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          9.  NOTICE OF LITIGATION.  CNET shall promptly notify NBC of any pending or, to its knowledge, threatened action or proceeding challenging the validity or enforceability of this Agreement or the ability of CNET to perform its obligations hereunder.

          10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          11. AMENDMENT. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

          12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

          13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          14. TERMINATION. This Agreement shall terminate upon the date on which CNET and its affiliates do not beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) in the aggregate at least 5% of the Company Common Stock outstanding. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability for such party's wilful breach of any of its material agreements contained in this Agreement; and PROVIDED FURTHER that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement.

          15. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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          IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.



                        NATIONAL BROADCASTING COMPANY


                        By:     /s/ Mark Begor
                            -------------------------------------
                             Name:  Mark Begor
                             Title:  Executive Vice President


                        CNET, INC.


                        By:      /s/ Douglas N. Woodrum
                            -------------------------------------
                             Name:    Douglas N. Woodrum
                             Title:   CFO